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                         NAVISTAR FINANCIAL CORPORATION
                        RATIO OF EARNING TO FIXED CHARGES

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
                                                 JANUARY 31,                        OCTOBER 31,
                                               2002       2001       2001       2000       1999       1998       1997
                                               ---------------       ------------------------------------------------
                                                                      (in millions of dollars)
Pretax income from continuing operations         27         21         72         92         96         79         69
Interest expense                                 14         30         93        104         89         81         66
Debt expense amortization                         1          1          4          2          2          3          2
Portion of rental expense (25%) deemed
  representative of the interest factor          --         --          1          1          1          1          1
                                                ---------------------------------------------------------------------

     Total earnings                              42         52        170        199        188        164        138

Interest expense                                 14         30         93        104         89         81         66
Debt expense amortization                         1          1          4          2          2          3          2
Portion of rental expense (25%) deemed
  representative of the interest factor
                                                 --         --          1          1          1          1          1
                                                ---------------------------------------------------------------------

     Total fixed charges                         15         31         98        107         92         85         69

Earnings to fixed charges ratio                 2.8        1.7        1.7        1.9        2.0        1.9        2.0
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